Exhibit 99.1

            America Service Group Receives Conditional Exception from
                        NASDAQ to Allow Continued Listing


     BRENTWOOD, Tenn.--(BUSINESS WIRE)--Jan. 13, 2006--America Service Group Inc. (NASDAQ:ASGRE) announced today that it received, on January 10, 2006, a letter from the NASDAQ Office of General Counsel, Listing Qualifications Hearings, which notified the Company that its common stock will continue to be listed on NASDAQ pursuant to an exception from the filing requirements in Marketplace Rule 4310(c)(14), provided the Company files its Quarterly Report on Form 10-Q for the three months ended September 30, 2005 ("Third Quarter 2005 10-Q") and any required restatements resulting from the internal investigation by March 15, 2006. The Company must also provide NASDAQ with either a final report on the internal investigation or an update of the investigation by February 28, 2006. Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission ("SEC"), as required by the Securities Exchange Act of 1934, as amended.
     As previously announced in a press release dated November 9, 2005, the Company delayed filing its Third Quarter 2005 10-Q pending the conclusion of an internal investigation being conducted under the direction of the Audit Committee of its Board of Directors into certain matters related to its subsidiary, Secure Pharmacy Plus. The Company previously announced this investigation in a press release dated October 24, 2005.
     The trading symbol for the Company currently is "ASGRE." The "E" will be removed from the Company's trading symbol upon the Panel's determination that the Company has complied with NASDAQ filing requirements and the terms of the exception described above.
     The Company believes that its ability to provide the specified information about the internal investigation and file its Third Quarter 2005 10-Q within the time frames mentioned above will depend upon the completion and results of the internal investigation referred to above. The Company is working diligently with the Audit Committee to meet these conditions, but there can be no assurance it will do so.

     America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

     Cautionary Statement

     This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     -- potential adverse effects to our financial condition, results of operations or prospects as a result of any changes to prior period financial statements, necessitated by its recently announced Audit Committee investigation;

     -- the ability of the Company to provide NASDAQ specified information about the Audit Committee investigation by February 28, 2006 and to file it Third Quarter 2005 10-Q by March 15, 2006 so as to comply with the condition to the exception from NASDAQ to allow continued listing of the Company's common stock on NASDAQ and the Company's ability to comply with other NASDAQ listing requirements;

     -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

     -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

     -- the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services;

     --   the possible effect of adverse publicity on the Company's business;

     -- increased competition for new contracts and renewals of existing contracts;

     --   the Company's ability to execute its expansion strategies;

     -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

     --   the outcome of pending litigation;

     --   the Company's dependence on key personnel; and

     -- the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

     A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


    CONTACT: America Service Group Inc.
             Michael Catalano, 615-373-3100
             or
             Michael W. Taylor, 615-373-3100